Exhibit 99.1

Bronco Drilling Company, Inc. Announces Second Quarter 2010 Results

OKLAHOMA CITY, August 6, 2010 (BUSINESS WIRE)—Bronco Drilling Company, Inc. (Nasdaq/GS:BRNC) announced today financial and operational results for the three months ended June 30, 2010.

During the second quarter of 2010, management determined that the company’s well servicing segment, Bronco Energy Services, as well as the company’s heavy haul trucking division, Clydesdale Trucking, were no longer consistent with the company’s long-term strategic objectives and that the company should seek to market these assets for sale.  As a consequence, for accounting purposes these assets are presented as held for sale in our consolidated balance sheets and the operating results as discontinued operations in our consolidated statements of operations for all periods presented.  Because the Bronco Energy Services and Clydesdale Trucking property and equipment meet the held for sale criteria, the company was required to mark these assets to the lower of carrying amount or fair value less the anticipated costs of sale, which resulted in the recognition of a $23.4 million pre-tax impairment charge in the quarter related to Bronco Energy Services property and equipment and no impairment charge was required on Clydesdale Trucking property and equipment.

For the quarter the company recognized a $6.6 million net loss from continuing operations and a net tax affected loss of $15.4 million from discontinued operations, for a total net loss in the period of $21.9 million.  The Company’s fully diluted earnings per share loss for the quarter was $0.81, or $0.24 from continuing operations and $0.57 from discontinued operations, on 27.1 million shares.

Consolidated Results
Revenues for the second quarter of 2010 were $29.9 million compared to $22.3 million for the first quarter of 2010 and $25.9 million for the second quarter of 2009.  Net loss for the second quarter of 2010 was $21.9 million compared to a net loss of $7.4 million for the previous quarter and a net loss of $7.2 million for the second quarter of 2009.

Land Drilling
Average marketed land rigs for the second quarter of 2010 was flat from the previous quarter at 37 and down from 45 for the second quarter of 2009.  Revenue days for the quarter increased to 1,810 from 1,428 for the previous quarter and from 1,311 for the second quarter of 2009.  Utilization for the second quarter of 2010 was 54% compared to 43% for the previous quarter and 32% for the second quarter of 2009.  Average daily cash margin for our land drilling fleet for the quarter ended June 30, 2010 was $3,770 compared to $2,897 for the previous quarter and $6,664 for the second quarter of 2009.

Subsequent Events
After quarter end the company sold all of the property and equipment of Clydesdale Trucking for net proceeds of $11.3 million.  The proceeds from this transaction were used to pay down existing indebtedness.

About Bronco Drilling
Bronco Drilling Company, Inc., a publicly held company headquartered in Edmond, Oklahoma, is a provider of contract land drilling services to oil and natural gas exploration and production companies. Bronco’s common stock is quoted on The Nasdaq Global Select Market under the symbol “BRNC.” For more information about Bronco Drilling Company, Inc., visit http://www.broncodrill.com.

Bronco Drilling Company, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share par value)

	June 30,	December 31,
	2010	2009
ASSETS	(Unaudited)

CURRENT ASSETS
Cash and cash equivalents	$6,850	$9,497
Receivables
Trade and other, net of allowance for doubtful accounts of
$4,432 and $3,576 in 2010 and 2009, respectively	20,160	15,306
Affiliate receivables	2,233	9,620
Unbilled receivables	1,088	828
Income tax receivable	4,973	3,800
Current deferred income taxes	3,747	1,360
Current maturities of note receivable from affiliate	1,542	2,000
Prepaid expenses	1,066	666

Total current assets	41,659	43,077

PROPERTY AND EQUIPMENT - AT COST
Drilling rigs and related equipment	396,795	386,514
Transportation, office and other equipment	18,353	18,602
	415,148	405,116
Less accumulated depreciation	130,325	116,455
	284,823	288,661

OTHER ASSETS
Note receivable from affiliate, less current maturities	-	517
Investment in Challenger	38,402	39,714
Investment in Bronco MX	21,441	21,407
Debt issue costs and other	3,037	3,672
Non-current assets held for sale	22,215	48,535
	85,095	113,845

	$411,577	$445,583

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$8,591	$9,756
Accrued liabilities	8,665	7,952
Current maturities of long-term debt	92	89

Total current liabilities	17,348	17,797

LONG-TERM DEBT, less current maturities and discount	44,219	51,814

WARRANT	2,285	2,829

DEFERRED INCOME TAXES	34,771	32,872

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock, $.01 par value, 100,000
shares authorized; 27,176 and 26,713 shares
issued and outstanding at June 30, 2010 and December 31, 2009	274	270

Additional paid-in capital	309,027	307,313

Accumulated other comprehensive income	859	538

Retained earnings	2,794	32,150
Total stockholders' equity	312,954	340,271

	$411,577	$445,583

Bronco Drilling Company, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
REVENUES
Contract drilling revenues	$29,938	$25,894	$52,233	$71,175

EXPENSES
Contract drilling	23,115	17,157	41,275	44,691
Depreciation and amortization	7,645	9,403	15,350	19,307
General and administrative	5,015	3,718	9,232	7,604
Loss on Bronco MX transaction	1,223	-	165	-
	36,998	30,278	66,022	71,602

Loss from continuing operations	(7,060)	(4,384)	(13,789)	(427)

OTHER INCOME (EXPENSE)
Interest expense	(1,434)	(1,821)	(2,890)	(4,050)
Interest income	36	163	82	164
Equity in loss of Challenger	(713)	(969)	(1,312)	(557)
Equity in loss of Bronco MX	(78)	-	(287)	-
Other	70	258	118	(325)
Change in fair value of warrant	272	-	544	-
	(1,847)	(2,369)	(3,745)	(4,768)
Loss from continuing operations before income tax	(8,907)	(6,753)	(17,534)	(5,195)
Income tax benefit	(2,341)	(2,361)	(4,962)	(1,104)

Loss from continuing operations	(6,566)	(4,392)	(12,572)	(4,091)
Loss from discontinued operations, net of tax	(15,371)	(2,766)	(16,784)	(4,777)
NET LOSS	$(21,937)	$(7,158)	$(29,356)	$(8,868)

Loss per common share-Basic
Continuing operations	$(0.24)	$(0.17)	$(0.47)	$(0.15)
Discontinued operations	(0.57)	(0.10)	(0.62)	(0.18)
Loss per common share-Basic	$(0.81)	$(0.27)	$(1.09)	$(0.33)

Loss per common share-Diluted
Continuing operations	$(0.24)	$(0.17)	$(0.47)	$(0.15)
Discontinued operations	(0.57)	(0.10)	(0.62)	(0.18)
Loss per common share-Diluted	$(0.81)	$(0.27)	$(1.09)	$(0.33)

Weighted average number of shares outstanding-Basic	27,145	26,657	26,998	26,623

Weighted average number of shares outstanding-Diluted	27,145	26,657	26,998	26,623

Non-GAAP Financial Measures

This press release includes a presentation of average daily cash margin for our land drilling fleet which is not a financial measure recognized under generally accepted accounting principles, or GAAP.  Average daily cash margin is a non-GAAP financial measure equal to net income, the most directly comparable GAAP financial measure, minus well service revenue, plus well service expense, income tax expense, other expense, general and administrative expense and depreciation, amortization and impairment and loss from discontinued operations, and divided by revenue days for the period.  We consider this metric to be an important indicator of the operational strength of our business. Therefore, we believe that average daily cash margin provides useful information to our investors regarding our performance and overall results of operations.  A limitation of this metric, however, is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our drilling business. Management evaluates the costs of such tangible and intangible assets through other financial measures, such as capital expenditures, investment spending and return on capital. Average daily cash margin is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, either net income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. In addition, it is not intended to represent funds available for dividends, reinvestment or other discretionary uses, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. This non-GAAP financial measure may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in our various agreements.

The following presents a reconciliation of average daily cash margin to net income, the most directly comparable GAAP financial measure (in thousands, except revenue days and average daily cash margin):

	Three Months Ended		Three Months Ended
	June 30,		March 31,
	2010	2009	2010
	(Unaudited)		(Unaudited)
Reconciliation of average daily
cash margin to net loss:
Net loss	$(21,937)	$(7,158)	$(7,419)
Loss from discontinued operations, net of tax	15,371	2,766	1,414
Income tax benefit	(2,341)	(2,361)	(2,621)
Other expense	1,847	2,369	1,899
General and administrative	5,015	3,718	4,217
Depreciation and amortization	7,645	9,403	7,705
Loss (gain) on Bronco MX transaction	1,223	-	(1,058)

Drilling margin	6,823	8,737	4,137

Revenue days	1,810	1,311	1,428

Average daily cash margin	$3,770	$6,664	$2,897

Contact:
Bob Jarvis
Investor Relations
Bronco Drilling Company
(405) 242-4444 EXT: 102
bjarvis@broncodrill.com